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                                                                    EXHIBIT (4)

NUMBER                                                                SHARES
XXXXX                                                                 XXXXXX

                          CGM CAPITAL DEVELOPMENT FUND

This is to certify that
                                                          Is the owner of

                                            *SEE REVERSE FOR CERTAIN DEFINITIONS

                                            CUSIP

 ......................................................................... shares
Fully paid and non-assessable shares, without par value, of beneficial interest of the original series of CGM Capital Development Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Amended and Restated Agreement and Declaration of Trust dated January 23, 1997, and all amendments thereto (the "Agreement and Declaration of Trust"), copies of which are on file with the Secretary of State of the Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust, as Trustees, and not individually, and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. In addition, the rights, obligations and remedies represented by this certificate constitute rights, obligations and remedies only with respect to the above-referenced series and the assets thereof, and no other series of CGM Capital Development Fund shall have any rights, obligations or remedies with respect hereto. This certificate is not valid until countersigned by the Transfer Agent.

    IN WITNESS WHEREOF, CGM Capital Development Fund has caused facsimiles of the signatures of its duly authorized officers to be hereunto affixed.

                                                 Dated

                                                 By

/s/ Frank N. Strauss                         /s/ Robert L. Kemp
--------------------------------             --------------------------------
    Frank N. Strauss                             Robert L. Kemp
    TREASURER                                    PRESIDENT

                                                                        KC
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                          CGM CAPITAL DEVELOPMENT FUND

    Under certain circumstances and in accordance with its Agreement and Declaration of Trust, the Trust has the right, at its option, to redeem shares held in certain shareholder accounts. All shares are subject to the provisions of the Trust's Agreement and Declaration of Trust and By-Laws, as amended from time to time.

SEE CURRENT PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION OF THE TRUST FOR FURTHER INFORMATION CONCERNING REDEMPTION OF SHARES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenants in common
TEN ENT   - as tenants by the entireties
JT TEN    - as joint tenants with right of survivorship
            and not as tenants in common
UGMA      / TRANSFERS
UTMA

            ____________ Custodian for ______________
            (Cust)                     (Minor)
            under Uniform Gifts/Transfers to Minors Act of ____________
                                                           (State)

    Additional abbreviations may also be used though not in the above list.


     PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFICATION NUMBER OF ASSIGNEE
---------------------------------------------


---------------------------------------------

     FOR VALUE RECEIVED ..................hereby sell, assign, and transfer unto

 ................................................................................

 ................................................................................

 ................................................................................

 ................................................................................

 ..........................................................................Shares

of the _________________ CGM Capital Development Fund represented by the within certificate, and do irrevocably constitute and appoint

 ........................................................................Attorney

to transfer the said shares on the books of CGM Capital Development Fund with full power of substitution in the premises.

Dated.......................

                            Signature(s)........................................

                                ................................................
                                NOTE: The Signature to this Assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever. (If more than one owner, all must sign. Persons acting in a fiduciary capacity or on behalf of a Corporation, Partnership or Trust must specify, in full, the capacity in which they are signing.)

Signature Guaranteed:

 ....................................................
Signature(s) must be guaranteed by a bank, a member firm of a national stock exchange, or other eligible guarantor institution in accordance with procedures established by the Trust's Transfer Agent.